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                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report on Form 10-Q of Ameristar Casinos, Inc. (the "Company") for the period ending June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Craig H. Neilsen, Chairman, President and CEO of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                            /s/ Craig H. Neilsen

                                            Craig H. Neilsen
                                            Chairman, President and CEO
                                            August 14, 2002



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On this 14th day of August, 2002, Craig H. Neilsen directed Connie Wilson, in his presence as well as our own, to sign the foregoing document as "Craig H. Neilsen." Upon viewing the signature as signed by Connie Wilson, and in our presence, Craig H. Neilsen declared to us that he adopted it as his own signature.

                                            /s/ Margene M. Otten
                                            ------------------------------------
                                            Witness


                                            /s/ Victoria L. Vry
                                            ------------------------------------
                                            Witness


STATE OF NEVADA       )
                             :ss
COUNTY OF CLARK       )

        I, Janet Catron, Notary Public in and for said county and state, do hereby certify that Craig H. Neilsen personally appeared before me and is known or identified to me to the person whose name is subscribed to the within instrument. Craig H. Neilsen, who being unable to due to physical incapacity to sign his own name or offer his mark, did direct Connie Wilson, in his presence, as well as my own, to sign the foregoing document as "Craig H. Neilsen." Craig
H. Neilsen, after viewing his name as signed by Connie Wilson, thereupon adopted it as his own by acknowledging to me his intention to so adopt it as if he had personally executed the same.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 14th day of August, 2002.


                                            Janet Catron
                                            ------------------------------------
                                            Notary Public

                                            Residing at: Las Vegas
                                                        ------------------------
My Commission Expires:

5/9/2005
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